Exhibit 99.1

Contact:               Investor Relations

Colin T. Severn

William Lyon Homes

(949) 833-3600

WILLIAM LYON HOMES REPORTS

THIRD QUARTER 2010 RESULTS

Financial Highlights

2010 Third Quarter

•	Consolidated operating revenue of $75.3 million, up 12%

•	Homebuilding gross margins of $11.6 million, up 71%

•	Homebuilding gross margin percentage of 15.7%, up 360 basis points

•	Net new home orders of 163, down 34%

•	Net new home orders per average sales location of 9.1, down 12%

•	New home deliveries of 192, down 15%

•	Backlog of homes sold but not closed of 173, down 46%

•	Dollar amount of backlog of homes sold but not closed of $70.1 million, down 14%

•	Impairment loss on real estate assets of $7.7 million

•	Gain from repurchase of Senior Notes of $5.6 million

•	Adjusted EBITDA of $4.8 million, up from $3.2 million

•	Net loss of $8.0 million, compared to net loss of $11.6 million

NEWPORT BEACH, CA—November 5, 2010—William Lyon Homes today reported net loss of $8.0 million for the three months ended September 30, 2010, a 31% improvement compared to net loss of $11.6 million for the three months ended September 30, 2009. Consolidated operating revenue increased 12% to $75.3 million for the three months ended September 30, 2010, as compared to $67.2 million for the comparable period a year ago. Home sales revenue increased 32% to $73.7 million for the three months ended September 30, 2010, as compared to $55.8 million for the comparable period a year ago.

The Company reported net loss for the nine months ended September 30, 2010 of $21.0 million, an improvement of 49% compared to net loss of $41.2 million for the comparable period a year ago. Consolidated operating revenue decreased 4% to $205.1 million for the nine months ended September 30, 2010, as compared to $213.9 million for the comparable period a year ago.

The Company experienced slower absorption rates than anticipated during the three months ended September 30, 2010. In certain markets, sales prices and sales absorption have been steady, while the economic recovery continues to be slower than anticipated. Management of the Company may increase sales incentives or use other marketing strategies to stimulate homebuyer demand and improve sales absorption in its markets.

Net new home orders for the three months ended September 30, 2010 were 163 homes, a decrease of 34% compared to 246 homes for the three months ended September 30, 2009. The Company's number of new home orders per average sales location decreased slightly to 9.1 for the three months ended September 30, 2010 as compared to 10.3 for the three months ended September 30, 2009, and down from 10.1 for the three months ended June 30, 2010. The average number of sales locations during the three months ended September 30, 2010 was 18, down 25% from 24 in the comparable period a year ago. The Company’s cancellation rate for the three months ended September 30, 2010 decreased slightly to 17% from 19% for the comparable period in 2009, and is down from 18% for the three months ended June 30, 2010.

Net new home orders for the nine months ended September 30, 2010 were 536 homes, down 23% from 697 homes for the nine months ended September 30, 2009. The Company's number of new home orders per average sales location increased to 29.8 for the nine months ended September 30, 2010, as compared to 26.8 for the nine months ended September 30, 2009. The average number of sales locations during the nine months ended September 30, 2010 was 18, down 31% from 26 during the nine months ended September 30, 2009. The Company's cancellation rate for the nine months ended September 30, 2010 was 18%, compared to 21% for the nine months ended September 30, 2009.

Consolidated homebuilding gross profit increased 71% to $11.6 million for the three months ended September 30, 2010, compared to $6.8 million in the comparable period a year ago. Consolidated homebuilding gross margin percentage increased to 15.7% for the three months ended September 30, 2010 from 12.1% for the three months ended September 30, 2009. These higher gross margin percentages were primarily attributable to the higher average sales price of homes closed of $383,800 during the third quarter of 2010, up 56% from $245,700 for the comparable period a year ago.

Operating revenue for the nine months ended September 30, 2010 included $17.2 million from the sales of land resulting in gross profit of approximately $2.9 million. Operating revenue for the nine months ended September 30, 2009 included $7.6 million from the sales of land resulting in gross loss of approximately $1.1 million. The Company incurred costs of approximately $1.3 million during the nine months ended September 30, 2010, compared to $37.8 million during the nine months ended September 30, 2009, related to the write-off of land deposits, project pre-acquisition costs and other costs, which are included in cost of sales - lots, land and other in the Consolidated Statements of Operations.

The Company incurred impairment losses on real estate assets of $7.7 million during the three months ended September 30, 2010, with no comparable amount in the 2009 period. During the nine months ended September 30, 2010 the Company incurred impairment losses on real estate assets of $7.9 million, compared to $24.1 million in the 2009 period. The impairments in each respective period were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to depressed market conditions in the housing industry at that time. As a result, the future undiscounted cash flows estimated to be generated were determined to be less than the carrying amount of the assets. Accordingly, the real estate assets were written-down to their estimated fair value. The Company will continue to monitor its active projects for indicators of impairment.

The Company’s consolidated results were as follows: The number of homes closed for the three months ended September 30, 2010 was 192 homes, down 15% from 227 homes for the three months ended September 30, 2009. The number of homes closed for the nine months ended September 30, 2010 was 557, down 10% from 617 homes closed for the nine months ended September 30, 2009.

At September 30, 2010, the backlog of homes sold but not closed was 173 homes, down 46% from 320 homes at September 30, 2009, and down 14% from 202 homes at June 30, 2010. The dollar amount of backlog of homes sold but not closed at September 30, 2010 was $70.1 million, down 14% from $81.2 million a year ago, and down 16% from $83.5 million at June 30, 2010.

During the nine months ended September 30, 2010, the Company purchased, in a limited number of privately negotiated transactions, $37.3 million principal amount of its outstanding senior notes at a cost of $31.3 million, plus accrued interest. The net gain resulting from these transactions, after giving effect to amortization of related deferred loan costs, was $5.6 million. Upon settlement of the transactions, the Company authorized these Senior Notes to be cancelled.

On June 8, 2009 the Company announced the closing of its cash tender offer to purchase its outstanding senior notes. The principal amount tendered by the Company on settlement of the tender offer totaled $53.1 million, including $29.1 million of the 7 5/8% Senior Notes, $2.4 million of the 10 3/4% Senior Notes, and $21.7 million of the 7 1/2% Senior Notes. The aggregate consideration paid totaled $14.9 million, plus accrued interest. The net gain resulting from the transaction totaled $37.0 million.

During the nine months ended September 30, 2009, the Company purchased, in a limited number of privately negotiated transactions, separate from the tender offer described above, $31.3 million principal amount of its outstanding senior notes at a cost of $9.8 million, plus accrued interest. The net gain resulting from these transactions, after giving effect to amortization of related deferred loan costs, was $20.9 million. Upon settlement of the transactions, the Company authorized these Senior Notes to be cancelled.

On November 6, 2009, the Worker, Homeownership, and Business Assistance Act of 2009 was signed into law. The act allowed net operating losses realized in either tax year 2008 or 2009 to be carried back up to five years (previously limited to a two-year carry back). As a result of this legislation, the Company elected to carry back the taxable losses generated in 2009 and recorded a deferred tax asset and related income tax benefit of $101.8 million as of and for the year ending December 31, 2009. The recorded deferred tax asset reflected the anticipated tax refund for the carry back of the estimated 2009 tax loss to 2004 and 2005. In March 2010, the Company received the refund of $101.8 million.

The Company will hold a conference call on Tuesday, November 9, 2010 at 11:00 a.m. Pacific Time to discuss the third quarter 2010 earnings results. The dial-in number is (866) 831-6162 (enter passcode number 49418187). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on November 9, 2010 at 2:00 p.m. Pacific Time through midnight on November 30, 2010. The dial-in number for the replay is (888) 286-8010 (enter passcode number 19699700). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company's web-site at www.lyonhomes.com.

*     *     *     *     *     *

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2010	2009
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (dollars in thousands)
Homes closed	192	227	(15%)

Home sales revenue	$73,680	$55,785	32%
Cost of sales	(62,095)	(49,025)	27%

Gross margin	$11,585	$6,760	71%

percentage	15.7%	12.1%	30%

Number of homes closed
Southern California	123	101	22%
Northern California	32	40	(20%)
Arizona	22	61	(64%)
Nevada	15	25	(40%)

Total	192	227	(15%)

Average sales price
Southern California	$437,400	$273,900	60%
Northern California	390,200	282,200	38%
Arizona	162,100	190,300	(15%)
Nevada	255,600	208,800	22%

Total	$383,800	$245,700	56%

Number of net new home orders
Southern California	75	120	(38%)
Northern California	40	23	74%
Arizona	26	71	(63%)
Nevada	22	32	(31%)

Total	163	246	(34%)

Average number of sales locations
locations during period
Southern California	7	9	(22%)
Northern California	6	3	100%
Arizona	3	4	(25%)
Nevada	2	8	(75%)

Total	18	24	(25%)

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of September 30,
	2010	2009
	Consolidated Total	Consolidated Total	Percentage % Change
Backlog of homes sold but not closed at end of period
Southern California	111	210	(47%)
Northern California	34	18	89%
Arizona	15	67	(78%)
Nevada	13	25	(48%)

Total	173	320	(46%)

Dollar amount of homes sold but not closed at end of period (in thousands)
Southern California	$53,292	$59,664	(11%)
Northern California	12,231	5,497	123%
Arizona	1,930	10,526	(82%)
Nevada	2,685	5,492	(51%)

Total	$70,138	$81,179	(14%)

Lots controlled at end of period Owned lots
Southern California	1,061	1,415	(25%)
Northern California	654	377	73%
Arizona	5,782	5,409	7%
Nevada	2,711	2,795	(3%)

Total	10,208	9,996	2%

Optioned lots
Southern California	370	508	(27%)
Northern California	298	—	100%
Arizona	—	713	(100%)
Nevada	—	—	0%

Total	668	1,221	(45%)

Total lots controlled
Southern California	1,431	1,923	(26%)
Northern California	952	377	153%
Arizona	5,782	6,122	(6%)
Nevada	2,711	2,795	(3%)

Total	10,876	11,217	(3%)

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2010	2009
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (dollars in thousands)
Homes closed	557	617	(10%)

Home sales revenue	$180,279	$179,741	0%
Cost of sales	(150,252)	(158,085)	(5%)

Gross margin	$30,027	$21,656	39%

percentage	16.7%	12.0%	39%

Number of homes closed
Southern California	354	262	35%
Northern California	63	120	(48%)
Arizona	79	138	(43%)
Nevada	61	97	(37%)

Total	557	617	(10%)

Average sales price
Southern California	$363,900	$365,800	(1%)
Northern California	377,000	298,700	26%
Arizona	173,300	190,300	(9%)
Nevada	229,900	224,800	2%

Total	$323,700	$291,300	11%

Number of net new home orders
Southern California	307	338	(9%)
Northern California	91	90	1%
Arizona	77	171	(55%)
Nevada	61	98	(38%)

Total	536	697	(23%)

Average number of sales locations during period
Southern California	7	10	(30%)
Northern California	5	4	25%
Arizona	3	4	(25%)
Nevada	3	8	(63%)

Total	18	26	(31%)

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating revenue
Home sales	$73,680	$55,785	$180,279	$179,741
Lots, land and other sales	—	180	17,204	7,595
Construction services	1,573	11,248	7,625	26,623

	75,253	67,213	205,108	213,959

Operating costs
Cost of sales - homes	(62,095)	(49,025)	(150,252)	(158,085)
Cost of sales - lots, land and other	(39)	—	(15,612)	(46,565)
Impairment loss on real estate assets	(7,652)	—	(7,943)	(24,171)
Construction services	(1,327)	(9,115)	(5,248)	(22,726)
Sales and marketing	(5,084)	(3,998)	(14,486)	(12,662)
General and administrative	(6,688)	(4,045)	(18,274)	(14,598)
Other	(436)	(1,940)	(2,334)	(4,487)

	(83,321)	(68,123)	(214,149)	(283,294)

Equity in (loss) income of unconsolidated joint ventures	(1,080)	532	93	(778)

Operating loss	(9,148)	(378)	(8,948)	(70,113)

Interest expense, net of amounts capitalized	(4,511)	(8,251)	(17,818)	(25,284)
Gain on retirement of debt	5,572	—	5,572	57,973
Other income (expense), net	45	(3,091)	(26)	(3,813)

Loss before benefit from income taxes	(8,042)	(11,720)	(21,220)	(41,237)

Benefit from income taxes	—	56	65	78

Net loss	(8,042)	(11,664)	(21,155)	(41,159)
Less: net loss (income)- non controlling interests	29	27	120	(92)

Net loss attributable to William Lyon Homes	$(8,013)	$(11,637)	$(21,035)	$(41,251)

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	September 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$71,903	$117,587
Restricted cash	640	4,352
Receivables	13,613	16,294
Income tax refunds receivable	—	106,989
Real estate inventories
Owned	621,054	523,336
Not owned	55,270	55,270
Property and equipment, less accumulated depreciation of $6,699 and $8,195 at September 30, 2010 and December 31, 2009, respectively	1,300	1,673
Deferred loan costs	13,313	14,859
Other assets	2,556	19,739

	$779,649	$860,099

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$11,828	$11,046
Accrued expenses	49,306	45,294
Liabilities from inventories not owned	55,270	55,270
Notes payable	34,051	64,227
Senior Secured Term Loan due October 20, 2014	206,000	206,000
7 5/8% Senior Notes due December 15, 2012	66,704	67,204
10 3/4% Senior Notes due April 1, 2013	138,551	168,158
7 1/2% Senior Notes due February 15, 2014	77,867	84,701

	639,577	701,900

Equity:
Stockholders’ equity
Common stock, par value $0.01 per share; 3,000 shares authorized; 1,000 shares outstanding at September 30, 2010 and December 31, 2009, respectively	—	—
Additional paid-in capital	48,867	48,867
Retained earnings	80,698	101,733

	129,565	150,600
Non controlling interest	10,507	7,599

	140,072	158,199

	$779,649	$860,099

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2010	2009	2010	2009
Net (loss) income	$(8,013)	$(11,637)	$(309)	$(72,057)
Net cash (used in) provided by operating activities	$(8,623)	$(22,646)	$(8,293)	$80,831
Interest incurred	$15,046	$10,755	$60,383	$50,400
Adjusted EBITDA (1)	$4,801	$3,216	$(54,740)	$(20,717)

Balance Sheet Data

	September 30,
	2010	2009
Stockholders’ equity	$129,565	$129,874
Total debt	523,173	480,056

Total book capitalization	$652,738	$609,930

Ratio of debt to total book capitalization	80.2%	78.7%
Ratio of debt to total book capitalization (net of cash)	77.7%	77.5%

(1)

Adjusted EBITDA means net (loss) income plus (i) benefit from income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) gain on retirement of debt, (vi) loss on disposition of fixed assets, (vii) depreciation and amortization and (viii) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized financial indicator of a company's ability to service and/or incur debt. The calculations of adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income to adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2010	2009	2010	2009
Net (loss) income	$(8,013)	$(11,637)	$(309)	$(72,057)
Benefit from income taxes	—	(56)	(101,895)	(78)
Interest expense
Interest incurred	15,046	10,755	60,383	50,400
Interest capitalized	(10,535)	(2,504)	(31,948)	(17,072)
Amortization of capitalized interest included in cost of sales	4,507	3,472	13,789	24,482
Non-cash impairment charge	7,652	—	29,041	97,350
Gain on retirement of debt	(5,572)	—	(25,743)	(112,017)
Loss on disposition of fixed assets	—	3,009	122	3,009
Depreciation and amortization	80	353	463	1,881
Cash distributions of income from unconsolidated joint ventures	556	356	1,808	356
Equity in loss (income) of unconsolidated joint ventures	1,080	(532)	(451)	3,029

Adjusted EBITDA	$4,801	$3,216	$(54,740)	$(20,717)

A reconciliation of net cash (used in) provided by operating activities to adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2010	2009	2010	2009
Net cash (used in) provided by operating
activities	$(8,623)	$(22,646)	$(8,293)	$80,831
Interest expense:
Interest incurred	15,046	10,755	60,383	50,400
Interest capitalized	(10,535)	(2,504)	(31,948)	(17,072)
Amortization of capitalized interest included in cost of sales	4,507	3,472	13,789	24,482
Minority equity in income of consolidated joint ventures	29	27	640	9,267
Cash distributions of income from unconsolidated joint ventures	556	356	1,808	356
Net changes in operating assets and liabilities:
Restricted cash	(3,252)	181	(4,699)	339
Receivables	(1,520)	2,928	(3,317)	(13,411)
Income tax refunds receivable	—	(1)	(107,054)	(42,165)
Real estate inventories - owned	12,928	19,677	31,473	(135,228)
Deferred loan costs	(693)	(375)	(2,950)	(1,607)
Other assets	(1,769)	(1,921)	(5,896)	1,096
Accounts payables	2,577	(1,002)	(2,679)	5,949
Accrued expenses	(4,450)	(5,731)	4,003	16,046

Adjusted EBITDA	$4,801	$3,216	$(54,740)	$(20,717)